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                                                                     Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT dated as of July 21, 1998 among TA I Limited, a limited liability company organized under the laws of England and Wales ("NEWCO 1"), TA II Limited, a limited liability company organized under the laws of England and Wales ("NEWCO 2" and, together with Newco 1, the "ISSUERS"), and each of the holders of Registrable Securities (as defined below) whose names appear on the signature pages hereof (the "PURCHASERS").


                                    RECITALS

                  Pursuant to a Share Subscription Agreement dated as of the date hereof among Newco 1, Newco 2 and the Purchasers (the "SUBSCRIPTION AGREEMENT"), the Purchasers have agreed to subscribe for, in the aggregate, 9,666,667 ordinary shares, par value L0.10 per share, of Newco 1 (the "ORDINARY SHARES") and 10,164,693 preferred shares, redemption value $25.00 per share, of Newco 2 (the "PREFERRED SHARES").

                  Each Issuer desires to provide to the Purchasers and each other Holder rights to registration under the Securities Act (as defined below) of Registrable Securities, on the terms and subject to the conditions set forth herein.


                                    AGREEMENT

                  The rights and obligations of the parties to this Agreement shall be conditioned upon the closing of the subscription and issuance of the Ordinary Shares and Preferred Shares pursuant to the Subscription Agreement.

                  1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

                  "ADSs": American Depositary Shares, each representing one or more Ordinary Shares or Preferred Shares and represented by American Depositary Receipts of the relevant Issuer.

                  "CLASS": the Ordinary Shares or the Preferred Shares, respectively, together with any ADSs representing Ordinary Shares or Preferred Shares, as the case may be.

                  "DEMAND PARTY": (a) each of the Purchasers and (b) any other Holder or Holders, including, without limitation, any Person that may become an assignee of the rights of any of the Purchasers hereunder; PROVIDED that to be a Demand Party under this clause (b), a Holder or Holders must either individually or in aggregate with all other Holders with whom it is acting together to demand registration own at least 20%, in the case of the first three demands, and 10%, in the case of the final demand, of the total number of Registrable Securities of the Class sought to be registered.

                  "EXCHANGE ACT": the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall


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         be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  "HOLDER": the Purchasers and any other holder of Registrable Securities (including any direct or indirect transferee of any of the Purchasers who agrees in writing to be bound by the provisions of this Agreement).

                  "MAJORITY INTEREST": with respect to any registration of shares of a Class, the Holders of a majority of the Registrable Securities of such Class that have been requested to be included and are included in a registration under this Agreement.

                  "OTHER HOLDERS": any Person that holds securities of the same Class as the Registrable Securities and has rights to have such securities registered under the Securities Act.

                  "PERSON": any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or government or any department or agency thereof.

                  "REGISTRABLE SECURITIES": any Ordinary Shares or Preferred Shares acquired by the Purchasers from the Issuer thereof or any affiliate of the Issuers, or ADSs representing any such securities, and any Ordinary Shares, Preferred Shares or ADSs which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification. Any particular Registrable Securities that are issued shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the relevant Issuer and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force, or (iv) such securities shall have ceased to be outstanding.

                  "REGISTRATION EXPENSES": any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter," as such term is defined in Schedule E to the By-laws of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to clause (viii) of Section 4 and, in the case of Preferred Shares or ADSs representing Preferred Shares, all


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         rating agency fees incurred in connection with obtaining a rating thereof, (v) the fees and disbursements of counsel for the Issuer and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 6 in connection with each such registration, (vii) all fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the relevant Issuer so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (viii) all fees and expenses incurred in connection with the creation of ADSs, including the reasonable fees and disbursements of the depositary for such ADSs that the relevant Issuer, and not the depositary, is required to pay, and (ix) other reasonable out-of-pocket expenses of the Holders (PROVIDED that such expenses shall not include expenses of counsel other than those provided for in clause (vi) above).

                  "SECURITIES ACT": the U.S. Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

                  "SEC": the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

         2. INCIDENTAL REGISTRATIONS. (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If either Issuer at any time after the date hereof proposes to register shares of a Class (or any security which is convertible into or exercisable or exchangeable for shares of such Class) under the Securities Act (other than a registration on Form S-4, F-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities of such Class for sale to the public under the Securities Act, such issuer will, at each such time, give prompt written notice to all Holders of its Registrable Securities of such Class of its intention to do so and of such Holders' rights under this Section 2. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities of such Class intended to be disposed of by such Holder), the relevant Issuer will use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities of such Class which it has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of such Registrable Securities so to be registered; PROVIDED that:

                  (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the relevant Issuer shall determine for any reason not to proceed with the proposed registration of the securities, if any, to be sold by it, such Issuer may, at its election, give written notice of such determination to each Holder of Registrable Securities of such Class and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Class in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and


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                  (ii) if such registration involves an underwritten offering by the relevant Issuer, all Holders requesting to be included in such registration as provided herein must sell their Registrable Securities to the underwriters selected by the relevant Issuer on the same terms and conditions as apply to such Issuer, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.

If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

         (b) EXPENSES. The relevant Issuer will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.

         (c) PRIORITY IN INCIDENTAL REGISTRATIONS. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the relevant Issuer in writing that, in its opinion, the number of securities to be included in such registration exceeds the number which can be sold in such offering so as to be reasonably likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering, then the relevant Issuer will include in such registration (i) first, 100% of the securities, if any, such Issuer proposes to sell and (ii) second, the number of Registrable Securities and securities of the same Class as the Registrable Securities which the Holders and Other Holders, as the case may be, have requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, such amount to be allocated pro rata among all requesting Holders and Other Holders on the basis of the relative number of Registrable Securities of the Class being registered and securities of such Class then held by each such Holder and Other Holder (provided that any shares thereby allocated to any such Holder or Other Holder that exceed such Holder's or Other Holder's request will be reallocated among the remaining requesting Holders and Other Holders in like manner).

         3. REGISTRATION ON REQUEST. (a) REQUEST BY A DEMAND PARTY. Upon the written request of any Demand Party at any time beginning 180 days after an initial public offering in the United States of Ordinary Shares pursuant to a registration statement that has been declared effective under the Securities Act (the Demand Party making such written request, the "INITIATING DEMAND PARTY") requesting that the relevant Issuer effect the registration under the Securities Act of all or part of such Initiating Demand Party's Registrable Securities and specifying the Class of Registrable Securities and the amount and intended method of disposition thereof, the relevant Issuer of such Registrable Securities will promptly give written notice of such requested registration to all other Holders of Registrable Securities of such Class and to all Other Holders of securities of such Class, and thereupon will, as expeditiously as possible, use its reasonable efforts to effect the registration under the Securities Act of:

                  (i) such Registrable Securities which such Issuer has been so requested to register by the Initiating Demand Party (and, if such request includes ADSs,


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         the Ordinary Shares or Preferred Shares, as the case may be, represented by such ADSs); and

                  (ii) all other Registrable Securities of the same Class and securities of such Class as those that are to be registered at the request of the Initiating Demand Party and which such Issuer has been requested to register by any other Holder and any Other Holder by written request given to such Issuer within 15 days after the giving of such written notice by such Issuer (which request shall specify the amount and intended method of disposition of such Registrable Securities and securities of such Class), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities and securities of such Class to be so registered; PROVIDED that:

                  (A) neither Issuer shall be obligated to effect any registration of Registrable Securities under this Section 3(a) unless the Demand Party requests that such Issuer register at least 20% in the case of the first three demands, and 10% in the case of the final demand, of the total number of Registrable Securities of the applicable Class; and

                  (B) neither Issuer shall be obligated to effect any registration of Registrable Securities under this Section 3(a) at the request of a Demand Party after a total of four registrations of Registrable Securities shall have been effected by the Issuers at the request of Demand Parties;

and, PROVIDED, FURTHER, that the Issuer of such Class shall not be obligated to file a registration statement relating to any registration request under this
Section 3(a):

                  (x) within a period of six months after the effective date of any other registration statement relating to any registration request under this Section 3(a) which was not effected on Form S-3 or Form F-3 (or any successor or similar short-form registration statement) or relating to any registration effected under Section 2;

                  (y) if with respect thereto the managing underwriter, the SEC, the Securities Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the conduct of an audit other than the regular audit conducted by the Issuer at the end of its fiscal year, in which case the filing may be delayed until the completion of such regular audit; or

                  (z) if such Issuer is in possession of material non-public information and the Board of Directors of such Issuer determines in good faith that disclosure of such information would not be in the best interests of such Issuer and its shareholders, in which case the filing of the registration statement may be delayed until the earlier of the second business day after such conditions shall have ceased to exist and the 90th day after receipt by such Issuer of the written request from a Demand Holder to register Registrable Securities under this
         Section 3(a).

         (b) REGISTRATION STATEMENT FORM. If any registration requested pursuant to this Section 3 which is proposed by the relevant Issuer to be effected by the filing of a registration


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statement on Form S-3 or Form F-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise such Issuer in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

         (c) EXPENSES. The relevant Issuer will pay all Registration Expenses in connection with a total of up to four registrations of Registrable Securities under this Section 3 upon the request of a Demand Party. All expenses for any subsequent registrations of Registrable Securities pursuant to this Section 3 shall be paid pro rata by the relevant Issuer and all other Persons (including the Holders) participating in such registration on the basis of the relative number of shares of the applicable Class of each such Person whose securities are included in such registration.

         (d) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 3 will not be deemed to have been effected unless it has become effective; PROVIDED that if, within 180 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

         (e) SELECTION OF UNDERWRITERS. If a requested registration pursuant to this Section 3 involves an underwritten offering, the relevant Issuer shall have the right to select the investment banker or bankers and managers to administer the offering; PROVIDED, HOWEVER, that such investment banker or bankers and managers shall be reasonably satisfactory to a Majority Interest of the applicable Class.

         (f) PRIORITY IN REQUESTED REGISTRATIONS. If a requested registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the relevant Issuer in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of such Issuer which are not Registrable Securities) exceeds the number which can be sold in such offering without a reasonable likelihood of an adverse effect on the price, timing or distribution of the securities offered in such offering, then such Issuer will include in such registration only the Registrable Securities requested to be included in such registration. If the number of Registrable Securities requested to be included in such registration and securities of Other Holders requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold in such offering without a reasonable likelihood of an adverse effect on the price, timing or distribution of the securities offered in such offering, then the number of such Registrable Securities and securities of Other Holders to be included in such registration shall be allocated first, to the requesting Holders and, second, to the Other Holders on the basis of the relative number of Registrable Securities and securities of Other Holders, as the case may be, requested to be included in such registration of the applicable Class then held by each such Holder and Other Holder (PROVIDED that any shares thereby allocated to any such Holder or Other Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders and Other Holders in like manner). If the number of Registrable Securities requested to be included in such registration and securities of Other Holders requested to be included in such registration


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is less than the number which, in the opinion of the managing underwriter, can be sold without the adverse effect referred to above, the relevant Issuer may include in such registration securities of the same Class up to the number of such securities that, in the opinion of the underwriter, can be sold without having such adverse effect.

         4. REGISTRATION PROCEDURES. If and whenever an Issuer is required to use its reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, such Issuer shall, as expeditiously as possible:

                  (i) prepare and, in any event within 90 days, file and, in the case of ADSs, cause to be filed with the SEC a registration statement or statements, if necessary, covering such Registrable Securities and use its best efforts to cause such registration statement or statements to become effective; PROVIDED that such Issuer may discontinue any registration of its securities which is being effected pursuant to
         Section 2 at any time prior to the effective date of the registration statement relating thereto;

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement or statements and the prospectus used in connection therewith as may be necessary to keep such registration statement or statements effective for a period not in excess of 270 days and to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such registration statement or statements during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or statements; PROVIDED that before filing a registration statement or prospectus, or any amendments or supplements thereto, such Issuer will furnish to counsel selected pursuant to Section (6) hereof by the Holders of the Registrable Securities covered by such registration statement to represent such Holders, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (iii) furnish to each seller of such Registrable Securities such number of copies of such registration statement or statements and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement or statements (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

                  (iv) use its reasonable efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that such Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would


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         not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (v) use its reasonable efforts to cause such Registrable Securities covered by such registration statement or statements to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (vi) promptly notify each seller of such Registrable Securities covered by such registration statement or statements at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section 4, of such Issuer's becoming aware that the prospectus included in any such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, promptly prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (vii) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the earliest effective date of the registration statement or statements, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (viii) (A) use its reasonable efforts to list such Registrable Securities on any securities exchange on which the Ordinary Shares or ADSs representing Ordinary Shares are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange and (B) use its reasonable efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (ix) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Section 5 hereof, and take such other actions as the seller or sellers of a Majority Interest of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (x) if requested by a Majority Interest of such Registrable Securities, enter into a deposit agreement in customary form for the creation of ADSs representing Ordinary Shares or Preferred Shares, as the case may be, and take all other actions as a Majority Interest of such Registrable Securities reasonably requests in order to facilitate


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         the creation and issuance of such ADSs; PROVIDED that after ADSs representing Ordinary Shares or Preferred Shares, as the case may be, have been created, such Issuer shall only be required pursuant to this clause (x) to create additional ADSs representing the same number of Ordinary Shares or Preferred Shares, as the case may be, per ADS as the ADSs that previously were created and issued;

                  (xi) obtain a "cold comfort" letter or letters from its independent public accounts in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a Majority Interest of such Registrable Securities shall reasonably request;

                  (xii) make available for inspection by any seller of such Registrable Securities covered by such registration statement or statements, by any underwriter participating in any disposition to be effected pursuant to such registration statement or statements, by any depositary with respect to Registrable Securities covered by such registration statement or statements and by any attorney, accountant or other agent retained by any such seller or any such underwriter or depositary, all pertinent financial and other records, pertinent corporate documents and properties of such Issuer, and cause all of such Issuer's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement or statements;

                  (xiii) notify counsel (selected pursuant to Section 6 hereof) for the Holders of Registrable Securities included in such registration statement or statements and the managing underwriter or agent, immediately, and confirm the notice in writing (A) when such registration statement or statements, or any post-effective amendment thereto, shall have become effective, or any supplement to any prospectus or any amendment to any prospectus shall have been filed,
         (B) of the receipt of any comments from the SEC, (C) of any request of the SEC to amend such registration statement or statements or amend or supplement any prospectus or for additional information, and (D) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or statements or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of such registration statement or statements for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

                  (xiv) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of such registration statement or statements or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

                  (xv) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by such registration statement or statements, promptly incorporate and, in the case of ADSs, cause to be incorporated in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, without


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         limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make and, in the case of ADSs, cause to be made all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                  (xvi) cooperate with the Holders of Registrable Securities covered by such registration statement or statements and the managing underwriter or agent or depositary, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such registration statement or statements, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent or depositary, if any, or such Holders may request;

                  (xvii) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent or depositary, if any, an opinion or opinions from counsel for such Issuer in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents or depositary and their counsel; and

                  (xviii) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

         Each Issuer may require each seller of Registrable Securities as to which any registration is being effected to furnish such Issuer with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as such Issuer may from time to time reasonably request in writing.

         Each Holder of Registrable Securities agrees that, upon receipt of any notice from an Issuer of the happening of any event of the kind described in clause (vi) of this Section 4, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement or statements covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 4, and, if so directed by such Issuer, such Holder will deliver to such Issuer (at such Issuer's expense) all copies, other than permanent file copies then in such Holder's possession, of any prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event such Issuer shall give any such notice, the period mentioned in clause
(ii) of this Section 4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (vi) of this Section 4 and including the date when each seller of Registrable Securities covered by such registration statement or statements shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of this Section 4.

         5. INDEMNIFICATION. (a) INDEMNIFICATION BY AN ISSUER. In the event of any registration of any securities of an Issuer under the Securities Act pursuant to Section 2 or 3, such Issuer will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by any such registration statement, each affiliate of such seller and their respective directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "INDEMNIFIED PARTIES"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and such Issuer will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; PROVIDED that such Issuer shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information relating to such seller furnished to such Issuer through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof; and PROVIDED, FURTHER, that such Issuer will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 5(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if such Issuer has previously furnished copies thereof to such underwriter. For purposes of the last proviso to the immediately preceding sentence, the term "prospectus" shall not be deemed to include the documents incorporated therein by reference, and no Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary prospectus or the final prospectus to any person other than a person to whom such underwriter had delivered such incorporated document or documents in response to a written request therefor. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

         (a) INDEMNIFICATION BY THE SELLER. An Issuer may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 4 hereof, that such Issuer shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) such Issuer or any of its affiliates, directors, officers or controlling Persons and all other prospective sellers with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such seller or underwriter furnished to such Issuer through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Issuer or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (b) NOTICES OF CLAIMS, ETC. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the foregoing provisions of this
Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (c) CONTRIBUTION. If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such

Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subdivisions of this Section 5 (with appropriate modifications) shall be given by the Issuer of the applicable Class and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         (e) NON-EXCLUSIVITY. The obligations of the parties under this
Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

         6. SELECTION OF COUNSEL. In connection with any registration of Registrable Securities pursuant to Sections 2 and 3 hereof, the Holders of a Majority Interest of the Registrable Securities covered by any such registration may select one U.S. counsel to represent all Holders of Registrable Securities covered by such registration, and to the extent necessary, one U.K. counsel.

         7. RULE 144. The Issuers hereby covenant with the Holders of Registrable Securities that if and to the extent it shall be required to do so under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same may be amended and in effect at the time (the "Exchange Act"), the Issuers shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities
Act) and shall take such further action as any Holder of Registrable Securities may reasonably request all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Issuers shall deliver to such Holder a written statement as to whether it has complied with such requirements.

         8. HOLDBACK AGREEMENT. (a) If any registration of Registrable Securities shall be in connection with an underwritten public offering, each Holder of Registrable Securities of the applicable Class agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the applicable Issuer, or of any security convertible into or exchangeable or exercisable for any equity security of the applicable Issuer (in each case, other than as part of such underwritten public offering), within 7 days before or such period not to exceed 135 days as the underwriting agreement may require (or such lesser period as the managing underwriters may permit) after the effective date of such registration (except as part of such registration), and each Issuer hereby also so agrees and agrees to cause each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of such Issuer purchased from such Issuer or any of its affiliates (at any time other than in a public offering) to so agree.

         (a) AMENDMENTS AND WAIVERS. This Agreement may be amended and each Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if such Issuer shall have obtained the written consent to such amendment, action or omission to act, of a Majority Interest of Registrable Securities of each Class. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7(c), whether or not such Registrable Securities shall have been marked to indicate such consent.

         (b) SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Issuers shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions contained herein.

         (c) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or registered or certified mail (postage prepaid, return receipt requested) as follows (or at such other address for a party as shall be specified in a notice given in accordance with this section):

                  if to either Issuer, to:

                           Kohlberg Kravis Roberts & Co.
                           9 West 57 Street
                           New York, New York 10019
                           Attention: Perry Golkin
                           Telecopy:  212-750-0003

                  with a copy to:

                           Simpson Thacher & Bartlett
                           99 Bishopsgate
                           21st Floor
                           London  EC2M 3YH
                           Attention: Gregory W. Conway, Esq.
                           Telecopy: 44-171-422-4022

         if to any Holder, to the address of such other Holder as shown in the stock record book of the applicable Issuer,

or to such other address as any of the above shall have designated in writing to all of the other above.

         (d) DESCRIPTIVE HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

         (e) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

         (f) COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         (g) GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement. The parties hereto irrevocably and unconditionally waive trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

         (h) APPOINTMENT OF AGENT FOR SERVICE; WAIVER. Each of Guardian Royal Exchange plc and Royal and Sun Alliance plc, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such legal action or proceeding and will hereby irrevocably designate and appoint within ten Business Days of the date hereof CT Corporation (the "AUTHORIZED AGENT"), as its authorized agent upon whom process may be served in any such suit or proceeding. Each such Purchaser represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. Each such Purchaser hereby irrevocably authorizes and directs its Authorized Agent to accept such service. Each such Purchaser further agrees that service of process upon its Authorized Agent and written notice of said service to such Purchaser mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon such Purchaser in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. Each such Purchaser agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against any such Purchaser arising out of or based on this Agreement or the transactions contemplated hereby may also be instituted in any competent court in the United Kingdom, and each such Purchaser expressly accepts the jurisdiction of any such court in any such action. Each such Purchaser hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated thereby.

         (i) SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or in equity.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

                                    ISSUERS:

                                    TA I LIMITED

                                    By /s/ Scott Nuttall
                                      ------------------
                                      Name:  Scott Nuttall
                                      Title:

                                    TA II LIMITED

                                    By /s/ Scott Nuttall
                                      ------------------
                                      Name:  Scott Nuttall
                                      Title:

                                   PURCHASERS:

                                   ROYAL & SUN ALLIANCE INSURANCE GROUP PLC


                                    By /s/ Paul Spencer
                                      ------------------
                                     Name:  Paul Spencer
                                     Title:

                                   GUARDIAN ROYAL EXCHANGE PLC


                                    By /s/ Cardine Burton
                                      --------------------
                                     Name:  Cardine Burton
                                     Title: Executive Director-Investments

                                  THE CHUBB CORPORATION


                                    By /s/ Andrew A. McElwee, Jr.
                                      ----------------------------
                                     Name:  Andrew A. McElwee, Jr.
                                     Title: Senior Vice President


                                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                                    By /s/ Brenda J. Furlong
                                      -----------------------
                                     Name:  Brenda J. Furlong
                                     Title: Senior Vice President


                                   THE TRAVELERS INDEMNITY COMPANY


                                    By /s/ Craig H. Fornsworth
                                      -------------------------
                                     Name:  Craig H. Fornsworth
                                     Title: Second Vice President